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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 26, 2000, except as to note 14, which is as of April 27, 2000, relating to the financial statements and financial statement schedule which appear in Virata Corporation's Annual Report on Form 10-K for the year ended April 2, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

San Jose, California
November 30, 2000